EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 25, 2003, between SCP POOL CORPORATION, a Delaware corporation (the “Borrower”), BANK ONE, NA, as administrative agent (in such capacity, the “Administrative Agent”) and the Required Lenders signatory hereto party to the Credit Agreement referred to below.

BACKGROUND

A.

The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of November 27, 2001, as amended by (a) that certain First Amendment to Credit Agreement dated as of January 10, 2002, (b) that certain Second Amendment to Credit Agreement dated as of September 5, 2002, and (c) that certain Third Amendment to Credit Agreement dated as of October 18, 2002 (as the same has been and may be amended, modified, supplemented, or restated from time to time, the “Credit Agreement”; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

B.

The Borrower has requested certain amendments to the Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to such amendments, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.	AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

(a)

Amendment to Article I of the Credit Agreement. Effective as of the date hereof, the following definitions in Article I of the Credit Agreement are amended and restated in their entirety to read as follows:

“Collateral Subsidiary” means any Subsidiary (other than Superior Commerce) which at any time has either (i) total assets with a book value (determined in accordance with Agreement Accounting Principles) equal to or greater than five percent (5%) of the Borrower’s Consolidated Net Worth, (ii) annual revenue (determined in accordance with Agreement Accounting Principles) equal to or greater than five percent (5%) of the annual revenue of the Borrower and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles) or (iii) delivered the documents described in Section 6.21.

“Guarantors” means collectively, all Subsidiaries (other than Superior Commerce) of the Borrower (i) which are organized under the laws of the United States of America, and (ii) which are parties to the Guaranty or have executed a Guaranty Supplement (as defined in the Guaranty), and their respective successors and assigns.

(b)	Additions to Article I of the Credit Agreement. Effective as of the date hereof, Article I of the Credit Agreement is amended by adding the following definitions in alphabetical order:

“Permitted Accounts Securitization” means the sale under Agreement Accounting Principles of, pledge or grant of a security interest in, or transfer of an interest in, the following: (i) Accounts, (ii) any guaranties, letters of credit, insurance, contracts, books, records (including data processing hardware and software related thereto), information, chattel paper, instruments, general intangibles, security interests, cash collections, cash proceeds, interest, late charges, finance charges, documents, and inventory and goods (only to the extent that such inventory and goods constitute returned and repossessed inventory and goods), if any, the sale of which gave rise to such Accounts, all as related solely to such Accounts being transferred, and (iii) any lockbox, P.O. Box and other deposit account related solely to such Accounts being transferred (such Accounts and such other related assets and collateral hereinafter collectively referred to as “Transferred Securities”) on a limited recourse basis, provided that the amount of any related Indebtedness does not exceed $100,000,000 at any one time outstanding.

“Superior Commerce” means Superior Commerce, L.L.C., a Delaware limited liability company, and its successors and assigns.

(c)	Amendment to Section 6.11(iii) of the Credit Agreement. Effective as of the date hereof, Section 6.11(iii) of the Credit Agreement is amended and restated in its entirety to read as follows:

(iii)	So long as no Default or Unmatured Default has occurred and is continuing or would occur as a result therefrom, Indebtedness arising in connection with the Permitted Accounts Securitization.

(d)	Amendment to Section 6.12 of the Credit Agreement. Effective as of the date hereof, Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.12	Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary (other than Superior Commerce), (ii) any other Person may merge into or consolidate with the Borrower or any Subsidiary (other than Superior Commerce), provided that (a) the Borrower or such Subsidiary is the surviving entity and (b) such merger or consolidation is in connection with a Permitted Domestic Acquisition permitted pursuant to Section 6.14(iii), and (c) any Subsidiary (other than Superior Commerce) may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 6.14.

(e)	Amendment to Section 6.13(iii) of the Credit Agreement. Effective as of the date hereof, Section 6.13(iii) of Credit Agreement is amended and restated in its entirety to read as follows:

(iii)	Transfers of Property from the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary (other than Superior Commerce); provided however, any transfers of Property from the Borrower or any of its Subsidiaries to a Subsidiary organized under the laws of a jurisdiction other than the United States of America (such transfer herein called a “Foreign Transfer of Assets”) together with the transactions described in Section 6.14(iv) shall not in the aggregate exceed $10,000,000 during the term of this Agreement and shall be permitted only so long as no Default or Unmatured Default has occurred and is continuing or would result therefrom.

(f)	Amendment to Section 6.13(iv) of the Credit Agreement. Effective as of the date hereof, Section 6.13(iv) of the Credit Agreement is amended and restated in its entirety as follows:

(iv)	The Permitted Accounts Securitization.

(g)	Amendment to Section 6.15(vii) of the Credit Agreement. Effective as of the date hereof, Section 6.15(vii) of the Credit Agreement is amended and restated in its entirety to read as follows:

(vii)	Liens incurred in connection with the Permitted Accounts Securitization and which Liens attach solely to the Transferred Securities sold or transferred in connection with the incurrence of Indebtedness arising in connection with the Permitted Accounts Securitization.

(h)	Amendment to Section 6.15(ix) of the Credit Agreement. Effective as of the date hereof, Section 6.15(ix) of the Credit Agreement is amended and restated in its entirety to read as follows:

(ix)	Liens in favor of the Borrower or any Subsidiary (other than Superior Commerce) organized under the laws of the United States of America.

(i)

Amendment to Section 6.16 of the Credit Agreement. Effective as of the date hereof, the reference to the phrase “Affiliate (other than a Subsidiary)” in Section 6.16 of the Credit Agreement is deleted and the reference to the phrase “Affiliate (other than a Subsidiary) or Superior Commerce” is inserted in lieu thereof.

(j)	Amendment to Section 6.19 of the Credit Agreement. Effective as of the date hereof, Section 6.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.19	Lines of Business. The Borrower will not, nor will it permit any Subsidiary to, engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof (or in the case of Superior Commerce, on March 25, 2003) or lines of business complementary or reasonably related to the construction products or building materials industry.

(k)	Amendment to Section 6.20 of the Credit Agreement. Effective as of the date hereof, Section 6.20 of the Credit Agreement is amended and restated in its entirety as follows:

6.20	Prepayment of Debt. When a Default or Unmatured Default has occurred and is continuing or will result therefrom, the Borrower will not, and will not permit any Subsidiary to, prepay any Indebtedness, except (i) the Obligations and (ii) the Indebtedness owed pursuant to the Permitted Accounts Securitization so long as such prepayment is made by Superior Commerce solely from proceeds of the Transferred Securities.

(l)

Amendment to Section 6.21 of the Credit Agreement. Effective as of the date hereof, the last sentence in Section 6.21 of the Credit Agreement is amended and restated in its entirety to read as follows:

Collateral Subsidiaries shall in any event at all times be comprised of Subsidiaries (other than Superior Commerce so long as the Permitted Accounts Securitization is effective) which, when aggregated with the total assets of the Borrower, in the aggregate have total assets with book value (determined in accordance with Agreement Accounting Principles) equal to or greater than ninety-five percent (95%) of the total consolidated assets of the Borrower and the Subsidiaries.

(m)	Amendment to Section 6.24 of the Credit Agreement. Effective as of the date hereof, Section 6.24 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.24	Prohibition on Granting Negative Pledges. Except for this Agreement and the Security Agreement, the Borrower will not, nor will it permit any Subsidiary (other than Superior Commerce solely in connection with the Permitted Accounts Securitization) to, enter into or become bound by any agreement, understanding or arrangement that limits, restricts or impairs in any way the right of the Borrower or any Subsidiary (other than Superior Commerce) to create, assume or suffer to exist any Lien on any of the Borrower’s or such Subsidiary’s Properties in favor of the Administrative Agent (or any successor Administrative Agent) for the benefit of the Lenders.

(n)	Amendment to Section 6.25 of the Credit Agreement. Effective as of the date hereof, Section 6.25 of the Credit Agreement is amended and restated in its entirety to read as follows:

6.25	Prohibition on Granting Restrictions on Distributions. Except for this Agreement, the Borrower will not, nor will it permit any Subsidiary to, enter into or become bound by any agreement, arrangement or understanding (including without limitation, their respective certificate or articles of incorporation, bylaws or other charter documents) that limits, restricts, subordinates or impairs in any way the right or ability of the Borrower or any Subsidiary (other than Superior Commerce solely in connection with the Permitted Accounts Securitization) to make dividends or distributions to or Investments in the Borrower or any Subsidiary or to repay any Indebtedness or obligation owed to the Borrower or any Subsidiary.

(o)	Addition to Article X of the Credit Agreement. Effective as of the date hereof, a new Section 10.18 is added to Article X of the Credit Agreement to read in its entirety as follows:

10.18	Intercreditor Agreement. References are made to (i) that certain Intercreditor Agreement dated as of March 27, 2003 by and between the Administrative Agent and Bank One, NA, as agent (“Receivables Agent”) under the Receivables Purchase Agreement defined below and (ii) that certain Receivables Purchase Agreement dated as of March 27, 2003, by and among Superior Commerce, SCP Distributors LLC, Jupiter Asset Securitization Corporation, the various financial institutions from time to time party thereto and the Receivables Agent, each as the same may be amended, restated or modified from time to time. The Administrative Agent and the Lenders agree (i) to the terms of such Intercreditor Agreement and (ii) that the terms and conditions of such Intercreditor Agreement shall apply to the Obligations.

(p)

Amendment to Schedule 1 of the Credit Agreement. Effective as of the date hereof, all references in the Credit Agreement to “Schedule 1” shall be deemed to refer to the “Schedule 1” attached hereto as Schedule 1.

2.

NO WAIVER. Nothing contained herein shall be construed as a waiver by the Administrative Agent and the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument among the Borrower, the Administrative Agent and the Lenders, and the failure of the Administrative Agent or any Lender at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to thereafter demand strict compliance therewith. The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument among the Borrower, the Administrative Agent and the Lenders.

3.

CONSENT. By their execution and delivery hereof, the Required Lenders direct the Administrative Agent to execute, and consent to the execution by the Administrative Agent of, such documents as shall be necessary to enable the Borrower and its Subsidiaries to consummate the Permitted Accounts Securitization, including without limitation, execution of documents (i) releasing the Lien on the Transferred Securities, and (ii) in respect of intercreditor arrangements with the agent for or any lender of the Indebtedness arising in connection with the Permitted Accounts Securitization.

4.	REPRESENTATIONS AND WARRANTIES TRUE; NO DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants to the Administrative Agent that, as of the date hereof:

(a)

after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as made on and as of such date, except for any representations and warranties made as of a specific date, which shall be true and correct or shall have been true, as applicable, in all material respects as of such specific date; and

(b)	after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

5.	CONDITIONS OF EFFECTIVENESS. This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied:

(a)

The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent:

(i)	This Amendment executed by the Borrower, the Administrative Agent and the Required Lenders and acknowledged by the Guarantors.

(ii)	Such other documents as the Administrative Agent may reasonably request.

(b)	No Default. No Default shall have occurred and be continuing.

(c)

Representations and Warranties. All of the representations and warranties contained in Article V of the Credit Agreement, as amended hereby and in the other Loan Documents shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

6.

REFERENCE TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended by this Amendment.

7.

COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

8.

GOVERNING LAW; BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, the Required Lenders and their respective successors and assigns.

9.	HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.

LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

11.

NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

SCP POOL CORPORATION

By:	/S/ MANUEL J. PEREZ DE LA MESA
Manuel J. Perez de la Mesa
President and Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDER:

BANK ONE, NA,
as Administrative Agent and as a Lender

By:	/S/ WILLIAM J. BOWNE
William J. Bowne
Managing Director

OTHER LENDERS:

HIBERNIA NATIONAL BANK,
as Documentation Agent and as a Lender

By:	/S/ KATHARINE GONZALEZ
Katharine Gonzalez
Vice President

FLEET CAPITAL CORPORATION,
as Syndication Agent and as a Lender

By:	/S/ DAN HUGHES
Dan Hughes
Vice President

BNP PARIBAS,
as a Lender

By:	/S/ CRAIG PIERCE
Craig Pierce
Associate

By:	/S/ MIKE SHRYOCK
Mike Shryock
Vice President

REGIONS BANK,
as a Lender

By:	/S/ JORGE E. GORIS
Jorge E. Goris
Senior Vice President

THE FIFTH THIRD BANK,
as a Lender

By:	/S/ MARIE MAGNIN
Marie Magnin
Corporate Banking Officer

        Guarantors hereby consent and agree to this Amendment and agree that, subsequent to the execution of this Amendment, the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms. In addition, Guarantors hereby agree that the Security Agreement and other Loan Documents they are parties to, shall remain in full force and effect and shall continue to (i) secure the Secured Obligations and (ii) be the legal, valid and binding obligations of Guarantors and enforceable against Guarantors in accordance with their respective terms.

GUARANTORS:

SCP DISTRIBUTORS LLC
ALLIANCE PACKAGING, INC.
SCP INTERNATIONAL, INC.
FORT WAYNE POOLS, INC.

By:	/S/ CRAIG K. HUBBARD
Craig K. Hubbard
Chief Financial Officer, Secretary and
Treasurer of each of the above entities

SCP PROPERTY CO.
SCP NORTHPARK LLC

By:	/S/ LEONARD MAFFEI
Leonard Maffei
Secretary of each of the above entities

SUPERIOR POOL PRODUCTS LLC

By:	/S/ CRAIG K. HUBBARD
Craig K. Hubbard
Secretary and Treasurer

SCP ACQUISITION CO. LLC

By:	SCP Distributors LLC,
as its sole member

By:	/S/ CRAIG K. HUBBARD
Craig K. Hubbard
Chief Financial Officer, Secretary and
Treasurer

SCP SERVICES LP

By:	SCP Distributors LLC,
as its general partner

By:	/S/ CRAIG K. HUBBARD
Craig K. Hubbard
Chief Financial Officer, Secretary and
Treasurer

ALL OTHER EXHIBITS ARE INTENTIONALLY OMITTED